                                                                    EXHIBIT 99.1
                                                                    ------------

       THE REGISTRY, INC. AND RENAISSANCE SOLUTIONS, INC. TO MERGE IN
            TRANSACTION DESIGNED TO CREATE A LEADING PROVIDER OF
                        INTEGRATED CONSULTING SERVICES

  -- Transaction Will Create New Consulting Paradigm Offering Services Ranging from Strategy Consulting to Technology Implementation--

NEWTON and LINCOLN, Mass., May 20, 1997-- In a transaction designed to create one of the nation's leading providers of integrated consulting services, The Registry, Inc. (Nasdaq: REGI) and Renaissance Solutions, Inc. (Nasdaq: RENS) today announced that they have agreed to merge. The transaction, which the companies expect to complete within 90 days, will form a combined enterprise with annual revenues of more than $350 million for the twelve months ended March 31, 1997. While The Registry and Renaissance will each maintain its distinct organizational identity, the transaction will create a new consulting paradigm by bringing together strategy consulting, business solutions and technology implementation services under a single corporate umbrella.

The Registry, based in Newton, Mass., is a leading provider of information technology (IT) consulting services to organizations with complex IT operations. Renaissance Solutions, based in Lincoln, Mass., develops technology-based business solutions designed to enable its clients to rapidly implement their business strategies, develop high-performance work processes, and ensure continuous growth of their skills and knowledge. The parties expect the transaction, which was unanimously approved by the boards of directors of both companies, to be accretive to earnings, excluding non-recurring charges.

Under the terms of the agreement, which is subject to shareholder and regulatory approval and other customary closing conditions, The Registry and Renaissance will merge in an exchange of stock in which Renaissance shareholders will receive 0.80 shares of The Registry common stock for each Renaissance share they hold. The transaction will be accounted for using the pooling-of-interests method and is intended to qualify as a tax-free reorganization. Based on The Registry's closing stock price of $56.50 on May 19, 1997, and the approximately
9.5 million shares of Renaissance common stock currently outstanding, the transaction is valued at approximately $430 million. It will create a combined company approximately two-thirds owned by current shareholders of The Registry and approximately one-third owned by current shareholders of Renaissance. Shareholders representing approximately 50% and 38% of the common stock outstanding of The Registry and Renaissance, respectively, have signed shareholder agreements to vote in favor of the merger.

G. Drew Conway, chairman, president and chief executive officer of The Registry, said: "This is a unique opportunity to join together our two best-in-class consulting firms for the benefit of our respective shareholders, clients, employees and business partners. The fit of our two companies is highly complementary. The Registry brings major technology implementation capabilities provided by our 3,200 IT consultants, as well as a strong marketing organization and client relationships.

Renaissance, with more than 300 professionals, brings extensive skills in strategy formulation, business solutions and technology design. Under one corporate umbrella, our two organizations will work together to provide clients access to a broad range of service offerings."

Mr. Conway continued: "Together, with 48 offices in the United States and Europe, we will be well positioned to offer our rapidly growing client base service offerings of unequaled excellence and value. Clients ranging from the top of the Fortune 100 to middle-market companies, and decision makers from the CEO/CIO level to line-of-business heads and senior project managers, will now be able to partner with a single integrated services firm for virtually all their strategic, business and IT consulting needs. Moreover, the combination of these two strong, fast-growing companies should create many career opportunities for its employees, which will allow us to continue to attract and retain the most capable and ambitious professionals in the consulting field."

David Lubin, co-founder and co-chairman of the board of Renaissance, said: "This is a powerful business combination that will enable each company to pursue its respective strategy and continue to build its brand equity, while realizing substantial synergy from the merger. Renaissance will now have significantly greater implementation resources to bring to bear on client projects, as well as a greatly expanded marketing channel. The Registry will now be able to assist clients in designing and developing as well as implementing business solutions. By joining forces, we create an enterprise with the critical mass and growth potential to change the competitive dynamics of the marketplace."

Upon completion of the transaction, Drew Conway will continue to be president and chief executive officer of the combined enterprise and will be supported by Robert E. Foley as chief financial officer and by the founders of Renaissance.

Renaissance also announced that it had agreed with Gemini Consulting to amend their teaming agreement to eliminate Gemini's right to terminate the agreement upon a change of control of Renaissance. Gemini will no longer be subject to the guaranteed bookings targets included in the teaming agreement, although it has agreed to continue to pay Renaissance certain licensing fees for the use of Renaissance methodology and to cooperate to support their existing clients.

Since completing its initial public offering in June 1996, The Registry has successfully completed the acquisition of seven companies, including Morris Information Systems Inc., of Houston, Tex. (8/96); Sun-Tek Consultants Inc., of Orlando, Fla. (11/96); Application Resources, Inc., of San Francisco, Calif. (11/96); Shamrock Computer Resources Ltd., of Minneapolis, Minn. (12/96); Sterling Information Group, of Austin, Tex. (12/96); James Duncan & Associates, of the United Kingdom (12/96); and Connexus, Inc., of Andover, Mass. (2/97).

Mr. Conway said: "As we indicated on April 28th in announcing our third-quarter and nine-month results, our excellent financial performance after the acquisitions since our IPO demonstrates our continued ability to attract and retain IT consultants, build and maintain strong client relationships, and expand our service offerings. The integration of these acquisitions is nearly complete. We look forward to a smooth and seamless merger with Renaissance, with both companies maintaining their respective organizational identities while working together to leverage the combined enterprise through new business development initiatives and service offerings."

The Registry was advised by Montgomery Securities with regard to the transaction and Renaissance was advised by Hambrecht and Quist LLC. Both advisors have rendered opinions that the transaction is fair to their respective clients from a financial point of view.

Founded in 1992, Renaissance Solutions Inc. develops technology-based business solutions designed to enable its clients to rapidly implement their business strategies, develop high-performance work processes, and ensure continuous growth of their skills and knowledge. Renaissance is widely known for "The Balanced Scorecard," an analytical tool that helps companies to better focus, align and manage the implementation of their business strategies.

Incorporated in 1986, The Registry currently employs more than 3,200 IT professionals in the United States and Europe on a contract basis for a diversified client base. The company's IT professionals specialize in workgroup/desktop technology, legacy systems, networks and communications, database design and development and the Internet throughout its 40 locations. In addition, The Registry provides project consulting services in the areas of network systems, application development, complex Internet enabled applications, technical documentation, data warehousing/decision support, and help desk management.

This press release contains forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements, including availability of qualified IT consultants, integration of acquisitions, risks associated with transactions, including the transaction announced herein, as well as the factors set forth in The Registry's and Renaissance Solutions' Registration Statements on Forms S-1 and S-3, their respective Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. These documents are available from the companies upon request and without charge.

The Registry intends to file a registration statement with the Securities and Exchange Commission covering the shares of common stock to be issued in connection with the proposed merger. The offering of shares will only be by means of the registration statement and related prospectus.